Exhibit 99.1

TowerBrook and Further Global Announce Acquisition of

Specialty Insurance Company ProSight Global, Inc.

Acquisition to leverage and advance ProSight’s leadership position in the specialty property and casualty insurance markets

Jonathan Ritz to be named CEO and Larry Hannon President

NEW YORK, LONDON, and MORRISTOWN, NJ – January 15, 2021 – TowerBrook Capital Partners L.P. (“TowerBrook”), an international investment management firm, and Further Global Capital Management (“Further Global”), a private equity firm focused on the financial services industry, today announced the signing of a definitive merger agreement, under which affiliates of TowerBrook and Further Global will acquire all outstanding shares of common stock of ProSight Global, Inc. (NYSE: PROS) (“ProSight” or “the Company”), a domestic specialty insurance company, in an all-cash transaction valued at approximately $586,000,000.

Under the terms of the agreement, ProSight stockholders will receive $12.85 per share of common stock, which represents a 42% premium to the closing share price as on September 23, 2020, the last trading day prior to media reports about a possible acquisition by TowerBrook. TowerBrook will acquire a majority stake in ProSight, with Further Global serving as a key minority co-investor.

The merger agreement was recommended by a special committee of the ProSight Board of Directors and was then approved by ProSight’s full Board. The acquisition is expected to close in the third quarter of 2021 and is subject to customary closing conditions, including the receipt of required regulatory approvals, and the completion of a reinsurance transaction with Enstar that will serve to reposition ProSight’s capital in support of future growth. Affiliates of the Merchant Banking business of Goldman Sachs and TPG Global, LLC have executed a written consent to approve the transaction, thereby providing the required stockholder approval for the transaction. No further action by other ProSight stockholders is required to approve the transaction.

Founded in 2009, ProSight is an innovative property and casualty insurance company writing a diverse mix of admitted and non-admitted specialty lines of business in all 50 states. ProSight is a fully licensed and fully rated turnkey platform with significant franchise value in its core niches. The Company has a number of long-standing and successful distribution relationships, a well-developed technology platform, and scalable infrastructure.

Upon closing, Jonathan Ritz will become CEO, while ProSight’s current President and CEO, Larry Hannon, will continue serving as President. Mr. Ritz joins ProSight after previously serving as President of Aspen Insurance Holdings Limited, Chief Operating Officer of Validus Holdings Limited, and Chief Executive Officer of Validus Specialty. Upon completion of the transaction, ProSight will become a private company with the flexibility and capital to accelerate its next stage of growth, and Mr. Ritz and Mr. Hannon will work together with TowerBrook and Further Global to continue ProSight’s development and strategic realignment.

“This is a very exciting and challenging insurance market which is undergoing significant changes in distribution, pricing, capital management and capacity exiting across many lines of business,” said Jonathan Ritz. “Increased frequency and magnitude of natural catastrophes, social inflation, and the COVID-19 crisis have contributed to substantial market dislocations, and ProSight represents a quality platform that is well-positioned to capitalize on this environment. I am looking forward to working with the Company’s many talented underwriters, employees, and distribution partners to build a market-leading specialty insurance company.”

“This transaction and the new partnership with TowerBrook and Further Global will expand ProSight’s underwriting capabilities and fund investments in talent and technology that will improve our offerings to distribution partners and customers,” said Larry Hannon. “Since our founding 12 years ago, our employees have dedicated themselves to creating a differentiated specialty insurance company. I’m very proud of what we created, thank them for their dedication and very much look forward to working closely with Jonathan as we write ProSight’s next chapter as a private company.”

TowerBrook and Further Global’s investment in ProSight is the result of a targeted approach to the insurance market. This acquisition aligns with TowerBrook’s investment strategy to back strong management teams operating in growth markets and builds on a long history of investing in the insurance and financial services industries. Further Global’s investment in ProSight is a continuation of its principals’ successful track record of investing in the insurance and reinsurance industries over the past 22 years. TowerBrook and Further Global will work with ProSight’s management team in furtherance of building an enduring specialty insurance franchise.

Ropes & Gray LLP and Sullivan & Cromwell LLP are serving as legal advisors to ProSight, and Barclays Capital Inc. and Goldman Sachs & Co. LLC are serving as financial advisors to ProSight. Sidley Austin LLP is serving as legal advisor to TowerBrook and Further Global, Kirkland and Ellis also advised Further Global, and Piper Sandler & Co. is serving as financial advisor to TowerBrook. Truist Securities, Inc. is acting as lead arranger on financing for the transaction. Guy Carpenter & Company, LLC is advising ProSight with respect to the reinsurance transaction.

About ProSight Global, Inc.

Founded in 2009 and headquartered in Morristown, New Jersey, ProSight Global, Inc. is an innovative property and casualty insurance company that designs unique insurance solutions to help customers improve their business and realize value from their insurance purchasing decision. The company focuses on select niche industries, deploying differentiated underwriting and claims expertise with the goal of enhancing each customer's operating performance. ProSight's products are sold through a limited and select group of retail and wholesale distribution partners. Each of ProSight's regulated insurance company subsidiaries are rated "A-" (Excellent) by A.M. Best. To learn more about ProSight visit www.prosightspecialty.com.

About TowerBrook

TowerBrook Capital Partners L.P. is an investment management firm that has raised in excess of $17.4 billion to date and has a history of creating value for investors. The firm is co-headquartered in New York and London and focuses on making investments in companies headquartered in North America and Europe. TowerBrook's private equity strategy primarily pursues control-oriented investments in large and mid-market companies, principally on a proprietary basis and often in situations characterised by complexity. TowerBrook's structured opportunities strategy allows access to a broad array of opportunities, principally via structured asset and structured equity investments, enabling investment companies to access funding and expertise to support growth without ceding control. TowerBrook is a certified B Corporation. B Corporation certification is administered by the non-profit B Lab organisation and is awarded to companies that demonstrate leadership in their commitment to environmental, social and governance (ESG) standards and responsible business practices. For more information, please visit www.towerbrook.com.

About Further Global Capital Management

Further Global Capital Management is an employee-owned private equity firm that makes investments in businesses within the financial services industry. Further Global seeks to be a true partner with the management teams with whom it invests with an objective to be the “Capital Partner of Choice” to the industry. Further Global seeks out situations in which its extensive network, operational expertise and capital can drive significant value. Further Global has offices in New York and Toronto with broad support from its network of senior advisors and operating partners. For more information, please visit www.furtherglobal.com.

Media Contacts

TowerBrook:

Brunswick Group

Blake Sonnenshein / Alex Yankus

917-818-5204

towerbrookcapital@brunswickgroup.com

ProSight:

Joe Hathaway

973-532-1706

jhathaway@prosightspecialty.com

FORWARD-LOOKING STATEMENTS

This press release may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of ProSight and certain plans and objectives of the Board of Directors of the Company. All statements other than statements of historical or current facts included in this press release are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include: risks and uncertainties related to the proposed transaction including, but not limited to: the expected timing and likelihood of completion of the pending merger transaction or the reinsurance transaction; the timing, receipt and terms and conditions of any required governmental approvals of the pending transaction that may impose materially burdensome or adverse regulatory conditions, delay the transaction or cause the parties to abandon the transaction; potential legal proceedings that may be instituted against ProSight following announcement of the transaction; the state of the credit markets generally and the availability of financing; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the parties may not be able to satisfy the conditions to the pending transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the pending transaction could have adverse effects on the market price of the ProSight’s common stock; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties, and on its operating results and businesses generally. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the SEC. Unless indicated otherwise, the terms  “ProSight,” and “Company” each refer collectively to the Company and its subsidiaries.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the pending merger transaction involving ProSight. The Company will prepare an information statement for its stockholders containing the information with respect to the transaction specified in Schedule 14C promulgated under the Exchange Act and describing the pending transaction. When completed, a definitive information statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING TRANSACTION. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free on the Company’s website at https://investors.prosightspecialty.com/home/default.aspx.